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                                                                 EXHIBIT 10.2



THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO COVENTRY HEALTH CARE, INC., IS EXEMPT FROM SUCH REGISTRATION.

                           COVENTRY HEALTH CARE, INC.
                          COMMON STOCK PURCHASE WARRANT

         Attached hereto as Exhibit 1 is a list (the "Option List") of issued and outstanding options (each, an "Option"), and warrants (each, a "Warrant," and together with the Options the "Option Securities") that give the respective holders thereof the right to acquire shares of Common Stock, par value $0.01 per share (the "Common Stock"), of COVENTRY HEALTH CARE, INC., a Maryland corporation (the "Company"). The Option List sets forth the name of each holder of an Option Security, the date on which such Option Security may be exercised, the date on which such Option Security expires, and the exercise price per share of Common Stock issuable upon the exercise of such Option Security. Reference is made herein to that certain Capital Contribution and Share Exchange Agreement, dated November 3, 1997 (the "Exchange Agreement"), by and among the Company, Coventry Corporation, a Tennessee corporation, Principal Mutual Life Insurance Company, an Iowa mutual insurance company ("Principal Mutual"), Principal Holding Company, an Iowa corporation, and Principal Health Care, Inc., an Iowa corporation ("Principal"). Capitalized terms not herein defined shall have the meanings ascribed thereto in the Exchange Agreement.

         The Company hereby certifies that, for value received, Principal or its successor or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time during the period beginning on the date hereof and ending on the latest date of expiration set forth on the Option List (the "Exercise Period") for each Option Security set forth on the Option List (without regard to the actual date of exercise by the holder of the Option Security), a corresponding number of shares of Common Stock equal to 66 2/3% of the number of shares of Common Stock purchasable under such Option Security, at the exercise price set forth on the Option List for such Option Security but only after such Option Security shall have been exercised by the holder thereof, provided that in the event any Option Security shall not have been exercised and shall be cancelled, then the right to purchase hereunder shall be correspondingly reduced by 66 2/3% of the number of shares of Common Stock covered by such cancelled option. This Warrant is herein called the "Principal Warrant."

         1.       EXERCISE OF WARRANT.

                  1.1 Delivery of Exercise Notice. During the Exercise Period, on or before the fifth business day immediately following the last calendar day of March, June, September and December during each year of the Exercise Period, and at least twenty (20) days before any meeting of the Company's shareholders or any other action involving a vote of the Company's Common Stock, the chief financial officer of the Company shall deliver to the Holder a written notice (each, a "Warrant




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Notice") that sets forth (i) the number of shares of Common Stock that the
Holder shall thereafter be entitled to purchase, which number shall be equal to the product of (x) 66 2/3% and (y) the number of shares of Common Stock that were issued by the Company upon the exercise of any Option Securities since the last Warrant Notice through the record date for the shareholder meeting or voting event requiring the immediate Warrant Notice or, in all other cases, through the period ending thirty (30) days before such Warrant Notice; (ii) the price per share (the "Notice Price") received by the Company upon such exercise of each of such Option Securities; and (iii) a description of any Option Securities that have expired or have been canceled during the same period.

                  1.2 Exercise. The purchase rights evidenced by this Warrant shall be exercised by the Holder delivering to the Company a written notice substantially in the form attached as Exhibit 2 hereto (the "Exercise Notice"), duly executed by such Holder, accompanied by payment (the "Exercise Payment") of an amount equal to the Notice Price multiplied by the number of shares being purchased pursuant to such exercise, payable as follows: (a) by payment to the Company in cash, by check, or by wire transfer of the Exercise Payment, or (b) by surrender to the Company for cancellation of securities of the Company having a Market Price (as hereinafter defined) on the date of exercise equal to the Exercise Payment.

                  For purposes hereof, the term "Market Price" shall mean (a) if the Common Stock is traded on a national securities exchange, the last reported sale price of a share of Common Stock, regular way on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted for trading, or, (b) if the Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASD"), the last reported trading price of the Common Stock on such date, or (c) if not listed or admitted to trading on any national securities exchange or designated as a national market system security, the average of the reported bid and asked price of the Common Stock on such date in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the NASD selected by the Company or, (d) if the shares of Common Stock are not so publicly traded, the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

         2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after any exercise of this Principal Warrant and receipt of the Exercise Payment, and in any event within ten business days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined in accordance with Section 3.5 hereof. The Company agrees that the shares

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so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date the Exercise Notice shall have been delivered and payment made for such shares as aforesaid.

         3. OTHER ADJUSTMENTS. The number of shares of Common Stock issuable upon exercise of this Principal Warrant shall be subject to adjustment from time to time in accordance with this Section 3.

                  3.1 Cancellation or Expiration of Option Convertible Securities. If any Option Security shall expire or shall be canceled without being exercised, in whole or in part, and any obligation of the Company to issue shares of Common Stock thereunder shall terminate, then the right of the Holder to acquire any shares of Common Stock relating to such canceled Option Security shall immediately terminate and no longer be in effect.

                  3.2 Principal Warrant Adjustment. In the event the Exercise Price and/or the number of shares underlying any Option Security shall be adjusted as a result of the anti-dilution rights pertaining to such Option Security, then this Principal Warrant shall likewise be adjusted with respect to such Option Security.

                  3.3 Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Principal Warrant shall have the right to acquire and receive upon exercise of this Principal Warrant such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Company's Common Stock (the "Reorganization Consideration") as shall equal the product of (x) forty percent (40%) and (y) any Reorganization Consideration payable to the holders of the Option Securities in connection with their ownership of such Option Securities.

                  3.4 Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of this Principal Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

                  3.5 Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Principal Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 3.5, be issuable upon exercise of this Principal Warrant, the Company shall in lieu thereof pay to the person entitled thereto

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an amount in cash equal to the Market Price, calculated to the nearest one-hundredth (1/100) of a share.

                  3.6 Officer's Statement as to Adjustments. Whenever the number of shares issuable upon exercise of this Principal Warrant shall be adjusted as provided in this Section 3, the Company shall deliver to the Holder, a statement, signed by the Chief Financial Officer of the Company, showing in reasonable detail an amended and restated Exhibit 1 to this Principal Warrant that will be effective after such adjustment.

         4. RESERVATION OF STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Principal Warrant, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Principal Warrant.

         5. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Principal Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new warrant of like tenor.

         6. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Principal Warrant are not and will not be adequate, and that the same may be specifically enforced.

         7. NEGOTIABILITY, ETC. This Principal Warrant and any shares of Common Stock issuable under this Principal Warrant may not be sold, pledged, hypothecated or otherwise transferred except in accordance with the provisions of that certain Shareholders' Agreement, of even date herewith, by and among the Company, Principal and Principal Mutual.

         8. NOTICES. All notices, consents, waivers, and other communications under this Principal Warrant must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight courier service (receipt requested), in each case to the appropriate address and telecopier number set forth below (or such other address and telecopier number as the Company or the Principal may designate by notice to the other party):

         (i)  if to the Company:   [    ]


         (ii) if to the Principal: [    ]


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         9.       HEADINGS, ETC.  The headings in this Principal Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

         10. CHANGE, WAIVER, ETC. Neither this Principal Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         11. GOVERNING LAW. THIS PRINCIPAL WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES IN EFFECT THEREIN.


         IN WITNESS WHEREOF, COVENTRY HEALTH CARE, INC. has caused its duly authorized officer to execute this Principal Warrant in its name and on its behalf on the [ ] day of [ ], 1998.


ATTEST:                                              COVENTRY HEALTH CARE, INC.


By:                                                  By:
Name:                                                Name:
Title:                                               Title:


Dated:  ________, 1998


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                                    EXHIBIT 1

                            LIST OF OPTION SECURITIES






















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                                    EXHIBIT 2

                             FORM OF EXERCISE NOTICE

                  [TO BE SIGNED ONLY UPON EXERCISE OF WARRANT]



TO COVENTRY HEALTH CARE, INC.:



         The undersigned, the holder of that certain Principal Warrant, dated
[ ], 1998 (the "Warrant"), issued by you, hereby acknowledges receipt of a Warrant Notice on _________ from you; hereby irrevocably elects to exercise the purchase right represented by such Principal Warrant for, and to purchase thereunder, shares of Common Stock, par value $0.01 per share, of Coventry Health Care, Inc., herewith makes payment of $ therefor; and requests that the stock certificate for such shares be issued in the name of, and be delivered, to the person listed below at the address listed under such person's name:

Name:
          -------------------------------------------------

Address:
         --------------------------------------------------

Dated: _____________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)











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